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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No.033-59171, 333-42413, 333-68607, 333-69840, 333-102456, 333-119460,
333-131158, 333-136331, 333-136334, and 333-136336 of Tektronix, Inc. on Form
S-8 and Registration Statements No. 033-58513, 333-117455, and 333-126595 of
Tektronix, Inc. on Form S-3 of our reports dated July 23, 2007, relating to the financial statements and financial statement schedule of Tektronix, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs related to the Company's adoption of new accounting standards and the valuation of investments with no readily determinable market values), and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 26, 2007.


/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
July 23, 2007